LIBOR TRANSITION AMENDMENT
This LIBOR TRANSITION AMENDMENT (this “Amendment”), dated as of October 11, 2021, is by and among BARNES GROUP INC. (“BGI”), a Delaware corporation having its principal place of business at 123 Main Street, P.O. Box 489, Bristol, Connecticut 06011, BARNES GROUP SWITZERLAND GMBH, a limited liability company organized under the laws of Switzerland and an indirect, wholly-owned Subsidiary of BGI, registered at Unterer Einschlag, 2544 Bettlach, Switzerland, acting through its Nevis Branch having its registered office at 1426 Palm Grove, Four Seasons Estates, St. Kitts & Nevis, West Indies (“Barnes Switzerland”), BARNES GROUP ACQUISITION GMBH, a limited liability company incorporated under the laws of Germany and an indirect, wholly-owned Subsidiary of BGI, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Freiburg i.Br. under HRB 710836 (“Barnes Germany”), BARNES GROUP LUXEMBOURG (NO. 1) S.À R.L., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg and a wholly-owned Subsidiary of BGI, having it registered office at 1, rue Pletzer, L-8080 Bertrange, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under the number B111817 (“Barnes Luxembourg” and, together with BGI, Barnes Switzerland and Barnes Germany, the “Borrowers”, and each individually, a “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), a national banking association, as a Lender, and Bank of America, as administrative agent for itself and such other lending institutions (the “Administrative Agent”) with BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, TD Securities (USA) LLC, Citizens Bank, N.A., and PNC Capital Markets LLC, as Co-Lead Arrangers (the “Co-Lead Arrangers”) and Joint Book Runners (the “Book Runners”), and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., TD Securities (USA) LLC, Citizens Bank, N.A., and PNC Capital Markets LLC, as Co-Syndication Agents (the “Syndication Agents”), and Truist Bank as Documentation Agent (the “Documentation Agent”).
WHEREAS, the Borrowers, the Lenders, the other lending institutions from time to time party thereto and the Administrative Agent are parties to that certain Sixth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated as of February 10, 2021 (as amended by this Amendment as of the Effective Date (as defined below), the “Credit Agreement”), pursuant to which the Lenders, upon certain terms and conditions, have agreed to make loans and otherwise extend credit to the Borrowers; and
WHEREAS, certain loans and/or other extensions of credit under the Credit Agreement denominated in Sterling, Swiss Francs and Yen (collectively, the “Impacted Currencies”) incur or are permitted to incur interest, fees, commissions or other amounts based on LIBOR in accordance with the terms of the Credit Agreement; and
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with § 5.4 of the Credit Agreement that LIBOR for the Impacted Currencies should be replaced with a successor rate and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
§1.Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below:
(a)1.1 of the Credit Agreement is amended by inserting the following new definitions therein in their appropriate alphabetical order:
Alternative Currency Daily Rate. For any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment;
(b)    denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; and
(c)    denominated in any other Non-LIBOR Quoted Currency that accrues interest at a daily rate, the rate per annum as designated with respect to such Non-LIBOR Quoted Currency at the time such Non-LIBOR Quoted Currency is approved by the Administrative Agent and the relevant Lenders pursuant to §1.6;
provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
Alternative Currency Daily Rate Loan. A Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
Alternative Currency Term Rate. For any Interest Period, with respect to any Credit Extension:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;
(b)    denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(c)    denominated in any other Non-LIBOR Quoted Currency that accrues interest at a term rate, the rate per annum as designated with respect to such Non-LIBOR Quoted Currency at the time such Non-LIBOR Quoted Currency is approved by the Administrative Agent and the relevant Lenders pursuant to §1.6 with a term equivalent to such Interest Period;
provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement.
SARON. With respect to any applicable determination date, the Swiss Average Rate Overnight published on the Rate Determination Date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time);  provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.
SARON Adjustment. With respect to SARON, 0.0031% per annum.
SONIA. With respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the Rate Determination Date preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
SONIA Adjustment. With respect to SONIA, 0.1193% per annum.
(b)§1.1 of the Credit Agreement is amended by amending and restating the definition of “Eurocurrency Rate” in its entirety as follows:
Eurocurrency Rate.
(a)    For any Interest Period, with respect to any Credit Extension:
(i)denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;
(ii)denominated in Euros or Yen, the applicable Alternative Currency Term Rate;

(iii)denominated in Sterling or Swiss Francs, the applicable Alternative Currency Daily Rate; and
(iv)with respect to any Credit Extension denominated in any other Non-LIBOR Quoted Currency, the applicable Alternative Currency Term Rate or Alternative Currency Daily Rate; and
(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market with a term of one (1) month commencing that day;
provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement.
(c)§1.1 of the Credit Agreement is amended by amending and restating the definition of “Interest Payment Date” in its entirety as follows:
Interest Payment Date. (a) As to any Base Rate Loan or Alternative Currency Daily Rate Loan, the last Business Day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan or Alternative Currency Daily Rate Loan; and (b) as to any Eurocurrency Rate Loan (other than an Alternative Currency Daily Rate Loan) in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.
(d)§1.1 of the Credit Agreement is amended by amending and restating the definition of “Interest Period” in its entirety as follows:
Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by a Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan and any Alternative Currency Daily Rate Loan, the last Business Day of the calendar quarter; and (ii) for any Eurocurrency Rate Loan (other than an Alternative Currency Daily Rate Loan), 1, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by a Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)    if any Interest Period with respect to a Eurocurrency Rate Loan (other than an Alternative Currency Daily Rate Loan) would otherwise end on a day that is not a Eurocurrency Business Day, that Interest Period shall be extended to the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day;
(B)    if a Borrower shall fail to give notice as provided in §2.7, such Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;
(C)    any Interest Period relating to any Eurocurrency Rate Loan (other than an Alternative Currency Daily Rate Loan) that begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month; and
(D)    any Interest Period that would otherwise extend beyond the Loan Maturity Date shall end on the Loan Maturity Date.
(e)§1.1 of the Credit Agreement is amended by amending and restating the definition of “LIBOR Quoted Currency” in its entirety as follows:
LIBOR Quoted Currency. Dollars, as long as there is a published LIBOR rate with respect thereto.
(f)§1.1 of the Credit Agreement is amended by amending and restating the definition of “Special Notice Currency” in its entirety as follows:
Special Notice Currency. At any time, each of (i) Swiss Francs, (ii) Sterling, and (iii) each Alternative Currency that is not the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
§2.Representations and Warranties. As of the Effective Date (as defined below), each of the Borrowers and the Guarantors, as the case may be, represents and warrants to the Lenders and the Administrative Agent as follows:
(a)Representations and Warranties in Credit Agreement. The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made (other than any representation and warranty that is expressly qualified by materiality, in which case such representation and warranty is true and correct in all respects), and continue to be true and correct on the Effective Date, except for any such representations or warranties which by their terms refer to a specific date.

(b)Authority, Etc. The execution and delivery by each of the Borrowers and the Guarantors of this Amendment and the performance by each of the Borrowers and the Guarantors of all of its respective agreements and obligations of this Amendment and the other documents executed and delivered by the Borrowers in connection herewith (collectively, the “Agreement Documents”), the Credit Agreement as modified hereby and the other Loan Documents (i) are within the corporate or company authority of such Borrower or such Guarantor, (ii) have been duly authorized by all necessary corporate or company proceedings by such Borrower and such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or such Guarantor or any provision of the Governing Documents of such Borrower or such Guarantor, (iv) do not conflict with any agreement or other instrument binding upon, such Borrower or such Guarantor, except where any such conflict would not have a Material Adverse Effect, and (v) do not require the approval or consent of, or filing with, any Person other than those already obtained.
(c)Enforceability of Obligations. This Amendment, the Agreement Documents, the Credit Agreement as modified hereby, and the other Loan Documents to which it is a party constitute the legal, valid and binding obligations of such Borrower or such Guarantor, as the case may be, enforceable against such Borrower or such Guarantor, as the case may be, in accordance with their respective terms.
(d)No Default. Immediately before and after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or any other Loan Document.
(e)Beneficial Ownership Certification. As of the Effective Date, the information included in the Beneficial Ownership Certifications for (i) Barnes Germany dated September 25, 2019 (titled “Reconfirmation of U.S. Beneficial Ownership”), (ii) Barnes Switzerland dated October 2, 2020 (titled “U.S. Client Certification of Beneficial Ownership Global Banking and Markets”), and (iii) Barnes Luxembourg dated August 8, 2018 (titled “Client Certification of Beneficial Ownership Global Banking and Markets-U.S.”), are true and correct in all respects.
§3.Affirmation of Borrowers and Guarantors.
(a)Each Borrower hereby affirms its absolute and unconditional promise to pay to each Lender and the Administrative Agent the Revolving Credit Loans, the Swing Line Loans, the Reimbursement Obligations and all other amounts due under the Notes, the Letters of Credit, the Credit Agreement as modified hereby and the other Loan Documents, at the times and in the amounts provided for therein. Each Borrower confirms and agrees that all references to the term “Credit Agreement” in the other Loan Documents shall hereafter refer to the Credit Agreement as modified hereby.
(b)Each of the undersigned Guarantors hereby acknowledges that it has read and is aware of the provisions of this Amendment. Each such Guarantor hereby reaffirms its absolute and unconditional guaranty of the applicable Borrower’s payment and performance of its obligations to the Lenders and the Administrative Agent under the Credit Agreement as modified hereby. Each Guarantor hereby confirms and agrees that all references to the term “Credit

Agreement” in the Guaranty to which it is a party shall hereafter refer to the Credit Agreement as modified hereby.
§4.Conditions to Effectiveness. This Amendment shall not become effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Effective Date”):
(a)Agreement Documents, Etc. The Administrative Agent shall have received this Amendment executed and delivered by the Borrowers and the Administrative Agent.
(b)Review By Lenders. A substantially final draft of this Amendment shall have been posted to the Platform, and the Required Lenders shall not have objected to its terms within five (5) Business Days thereafter.
(c)Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by each of the Borrowers of this Amendment, the other Agreement Documents and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and satisfactory evidence thereof shall have been provided to the Administrative Agent.
(d)Other Fees and Expenses. The Borrowers shall have paid to the Administrative Agent (i) any fees due and owing to the Administrative Agent or its affiliate in connection with this Amendment as may be separately agreed to in a separate writing among BGI, the Administrative Agent and its affiliate and (ii) all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees and disbursements of the Administrative Agent’s Special Counsel, to the extent reflected in a statement of such counsel rendered to the Borrowers at least one Business Day prior to the Effective Date) due and payable on or prior to the Effective Date.
§5.Miscellaneous Provisions.
(a)This Amendment shall constitute one of the Loan Documents referred to in the Credit Agreement. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as modified hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. All references in the Credit Agreement to “this Agreement” shall hereafter refer to the Credit Agreement as modified hereby; and all references to the term “Credit Agreement” in the other Loan Documents shall hereafter refer to the Credit Agreement as modified hereby. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Lenders or the Administrative Agent to grant any similar or other future consents, amendments or waivers with respect to any of the terms and conditions of the Credit Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lenders and the Administrative Agent under the Credit Agreement or the other Loan Documents.

(b)THIS AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH BORROWER CONSENTS AND AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT AND CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION, LITIGATION OR PROCEEDING BEING MADE UPON SUCH BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN THE CREDIT AGREEMENT. EACH BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
(c)This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent or any Lender of a manually signed counterpart which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart converted into another format, for transmission, delivery and/or retention. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
(d)The provisions in the Credit Agreement addressing the replacement of a current LIBOR Successor Rate shall be deemed to apply to SONIA, SARON, and TIBOR, as applicable, and the related defined terms shall be deemed to include Sterling, Swiss Francs, and Yen and SONIA, SARON, and TIBOR, as applicable.
[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an agreement as of the date first written above.

BARNES GROUP INC.

By: /s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: Vice President, Tax & Treasury

Signature Page to LIBOR Transition Amendment

BARNES GROUP LUXEMBOURG (NO. 1) S.À R.L.
By: /s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: Class B Manager
Signature Page to LIBOR Transition Amendment

BARNES GROUP SWITZERLAND GmbH, Nevis Branch
By: /s/ Michael V. Kennedy
Name: Michael V. Kennedy
Title: Managing Director
Signature Page to LIBOR Transition Amendment

BARNES GROUP ACQUISITION GmbH
By: /s/ Michael V. Kennedy
Name:    Michael V. Kennedy
Title: Managing Director

Signature Page to LIBOR Transition Amendment

BANK OF AMERICA, N.A., individually, as a Lender, Issuing Bank and as Swing Line Lender
By: /s/ Timothy J. Waltman
Name: Timothy J. Waltman
Title: Vice President
BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

Signature Page to LIBOR Transition Amendment